UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN DYNASTY MINERALS LTD.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

15th Floor, 1040 West Georgia Street
Vancouver, British Columbia
Canada V6E 4H1
Tel: (604) 684-6365
(Address and telephone number of Registrant’s principal executive offices)

Pebble East Claims Corporation
3201 C Street, Suite 604
Anchorage, Alaska, USA 99503
Tel: 1-877-450-2600
(Name, address, and telephone number of agent for service)

Copies to:
Michael H. Taylor
McMillan LLP
15th Floor, 1055 West Georgia Street
Vancouver, British Columbia
Canada V6E 4N7
Tel: (604) 689-9111

From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to public)

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
[  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

i

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
[  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
[  ]

_________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1),(2)	Common Share(3)	Price(3)	Registration Fee(3)
Common Shares, no par value	14,966,589	$0.405 per Common Share	$6,061,468.55	$610.39
Common Share	14,966,589 (4)	-	-	-
Purchase Rights(4)
Total			$6,061,468.55	$610.39

(1)

Total represents 14,966,589 common shares issuable upon exercise or deemed conversion of 14,966,589 special warrants, all of which common shares are to be offered by the selling shareholders of the Registrant named herein.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the Registrant’s common shares reported on the NYSE MKT on October 13, 2015.

(4)

Attached to and trading with each of the Registrant’s common shares registered hereunder is a right (the “Right”) to purchase a number of common shares on the terms and conditions set forth in the Registrant’s Shareholder Rights Plan Agreement. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s common shares, and will have no value, except as reflected in the market price of the Registrant’s common shares to which they are attached. No additional registration fee is required.

________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

ii

The information contained in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER <>, 2015

_______________________________________________

NORTHERN DYNASTY MINERALS LTD.

14,966,589 common shares,
without par value

This prospectus relates to the offer and sale from time to time (the “Offering”) by the selling shareholders identified in this prospectus of up to 14,966,589 common shares of Northern Dynasty Minerals Ltd. (the ”Company”) to be distributed without additional payment upon the exercise or deemed exercise of 14,966,589 special warrants (the “Special Warrants”) of the Company held by the selling shareholders. The Special Warrants were issued to the selling shareholders by the Company in private placements transactions that completed on August 28, 2015 and on September 9, 2015 (the “Closing Date”) pursuant to subscription agreements entered into between the Company and the selling shareholders. The common shares are being registered pursuant to registration rights agreements entered into between the Company and the selling shareholders. This prospectus also relates to such indeterminate number of common shares as may be issuable with respect thereto as a result of stock splits, stock dividends or similar transactions

The selling shareholders will receive all of the proceeds from any sales of the common shares offered pursuant to this prospectus. We will not receive any of these proceeds, but we will incur expenses in connection with the offering.

The selling shareholders may sell the common shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares.

The common shares of the Company are traded on the NYSE MKT LLC (the “NYSE MKT”) and on the Toronto Stock Exchange (“TSX”) under the symbols “NAK” and “NDM”, respectively. On November 6, 2015, the closing price of the common shares, as reported on the NYSE MKT, was $0.37 per share and the TSX was C$0.49 per share.

The principal executive office of the Company is located at 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, Canada V6E 4H1 and its telephone number is (604) 684-6365.

An investment in our common shares involves significant risks. You should carefully consider the risk factors included in this prospectus under the heading “Risk Factors” beginning on page 13 of this prospectus, as well as those risk factors that we have incorporated by reference into this prospectus and that we may include in any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _____, 2015.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4

CAUTIONARY NOTES TO UNITED STATES INVESTORS CONCERNING MINERAL RESERVE AND RESOURCE ESTIMATES	6

NORTHERN DYNASTY MINERALS LTD.	7

RECENT DEVELOPMENTS	7

RISK FACTORS	11

SPECIAL WARRANT OFFERING - OFFER STATISTICS AND EXPECTED TIMETABLE	13

CAPITALIZATION AND INDEBTEDNESS	17

REASONS FOR THE OFFER AND USE OF PROCEEDS	17

TRADING PRICE HISTORY	17

SELLING SECURITY HOLDERS	19

PLAN OF DISTRIBUTION	21

DESCRIPTION OF SHARE CAPITAL	23

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	32

WHERE YOU CAN FIND MORE INFORMATION	39

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	39

INTERESTS OF EXPERTS	42

EXPERTS	42

LEGAL MATTERS	42

ENFORCEABILITY OF CIVIL LIABILITIES	42

INFORMATION NOT REQUIRED IN PROSPECTUS	46

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) using a continuous offering process. Under this continuous offering process, the selling shareholders may from time to time sell the common shares described in this prospectus in one or more offerings. We will not receive any of the proceeds from these sales, but we will incur expenses in connection with the offering.

No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

These shares have not been registered under the securities laws of any state or other jurisdiction as of the date of this prospectus. The selling stockholders should not make an offer of these shares in any state where the offer is not permitted.

This prospectus does not constitute a prospectus under Canadian securities laws and accordingly does not qualify the resale of the common shares on the TSX or otherwise in Canada. The common shares offered hereby may not be sold on or through the facilities of the TSX and may only be resold in Canada in compliance with exemptions from prospectus and registration requirements under applicable Canadian securities laws. The Company has filed a separate prospectus with Canadian securities regulatory authorities under Canadian securities laws in respect of the issuance of the common shares offered hereby, however the issuance by Canadian securities regulators of a receipt for such Canadian prospectus will have no impact on the ability of the holders of the common shares to resell the common shares within the United States.

You should rely only on information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

Unless the context otherwise requires, all references in this prospectus to the “Company”, “Northern Dynasty”, “we”, “us”, “our” or “our company” refer, collectively, to Northern Dynasty Minerals Ltd. and its subsidiaries.

Unless otherwise indicated, in this prospectus, all references to “dollars”, or “$” are to United States dollars. References in this Prospectus to “C$” are to Canadian dollars. The consolidated financial statements incorporated by reference into this prospectus, and the financial data derived from those consolidated financial statements, are presented in Canadian dollars.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference certain statements that constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and documents incorporated by reference herein and include statements regarding our intent, belief or current expectation and that of our officers and directors. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus or in documents incorporated by reference in this prospectus, words such as “believe”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “may”, “will”, “plan”, “should”, “would”, “contemplate”, “possible”, “attempts”, “seeks” and similar expressions are intended to identify these forward-looking statements. All statements in documents incorporated herein, other than statements of historical facts, that address future production, permitting, reserve potential, exploration drilling, exploitation activities and events or developments that the Company expects are forward-looking statements. These forward-looking statements are based on various factors and were derived utilizing numerous assumptions that could cause our actual results to differ materially from those in the forward-looking statements. Accordingly, you are cautioned not to put undue reliance on these forward-looking statements. Additional forward-looking statements include, among others, statements regarding:

•	our expectations regarding the potential for permitting of a mine at the Pebble Project;

•	the outcome of legal proceedings in which we are engaged;

•	our expected financial performance in future periods;

•	our plan of operations, including our plans to carry out and finance exploration and development activities;

•	our ability to raise capital for exploration and development activities;

•	our expectations regarding the exploration and development potential of the Pebble Project; and

•	factors relating to our investment decisions.

Certain of the assumptions we have made include assumptions regarding, among other things:

•	that the Company will ultimately be able to demonstrate that a mine at the Pebble Project can be developed and operated in an environmentally sound and socially responsible manner, meeting all relevant federal, state and local regulatory requirements so that we will be ultimately able to obtain permits authorizing construction of a mine at the Pebble Project;

•	that the market prices of copper and gold will not further decline or stay depressed for a lengthy period of time;

•	that we will be able to secure sufficient capital necessary for the continued environmental assessment and permitting activities and engineering work which is precondition to any potential development of the Pebble Project which would then require engineering and financing in order to advance to ultimate construction;

•	that key personnel will continue their employment with us; and

•	we will continue to be able to secure minimal adequate financing on acceptable terms.

Some of the risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include:

•	the outcome of legal and political challenges with which we are engaged regarding the Pebble Project;

•	ability to obtain permitting for a mine at the Pebble Project;

•	ability to continue to fund the exploration and development activities;

•	the highly cyclical nature of the mineral resource exploration business;

•	the exploration stage of the Pebble Project and the lack of known reserves on the Pebble Project;

•	ability to establish that the Pebble Project contains commercially viable deposits of ore;

•	ability to recover the financial statement carrying values of the Pebble Project if the Company ceases to continue on a going concern basis;

•	the potential for loss of the services of key executive officers;

•	a history of, and expectation of further, financial losses from operations impacting our ability to continue on a going concern basis;

•	the volatility of gold, copper and molybdenum prices and mining share prices;

•	the inherent risk involved in the exploration, development and production of minerals, the presence of unknown geological and other physical and environmental hazards at the Pebble Project;

•	the potential for changes in, or the introduction of new, government regulations relating to mining, including laws and regulations relating to the protection of the environment and project legal titles;

•	potential claims by third parties to titles or rights involving the Pebble Project;

•	the possible inability to insure our operations against all risks;

•	the highly competitive nature of the mining business; and

•	the dilution to current shareholders from future equity financings is currently uncertain.

This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements or information. Forward-looking statements or information are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements or information due to a variety of risks, uncertainties and other factors, including, without limitation, the risks and uncertainties described above.

Readers are advised to carefully review and consider the risk factors identified in this prospectus and in the documents incorporated by reference herein for a discussion of the factors that could cause the Company’s actual results, performance and achievements to be materially different from any anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Readers are specifically referred to our annual report on Form 20-F for the year ended December 31, 2014, as amended (our “2014 Form 20-F”) for a more detailed discussion of the risks that we face, as well as the risk factors identified under “Risk Factors” below. Our 2014 Form 20-F is incorporated by reference herein. Readers are further cautioned that the foregoing list of assumptions and risk factors is not exhaustive.

The Company’s forward-looking statements and information are based on the assumptions, beliefs, expectations and opinions of management as of the date such statements are made. The Company will update forward-looking statements and information if and when, and to the extent, required by applicable securities laws. Readers should not place undue reliance on forward-looking statements. The forward-looking statements and information contained herein are expressly qualified by this cautionary statement.

CAUTIONARY NOTES TO UNITED STATES INVESTORS CONCERNING
MINERAL RESERVE AND RESOURCE ESTIMATES

This prospectus, including the documents incorporated by reference herein, uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this prospectus have been prepared in accordance with NI 43-101. These standards differ significantly from the requirements of the SEC, and resource information contained herein and incorporated by reference herein may not be comparable to similar information disclosed by companies in the United States (“US companies”).

In addition, this prospectus uses the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” to comply with the reporting standards in Canada. These classifications adhere to the mineral resource and mineral reserve definitions and classification criteria developed by the Canadian Institute of Mining and are more particularly described in our 2014 Form 20-F. We advise United States investors that while the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” are recognized and required by Canadian regulations, the SEC does not recognize them. United States investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.

Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

It cannot be assumed that all or any part of “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” in this prospectus is economically or legally mineable.

In addition, disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

For the above reasons, information contained in this prospectus and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by US companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

NORTHERN DYNASTY MINERALS LTD.

This summary highlights information contained elsewhere or incorporated by reference in this document. You should read this entire document carefully, including the section entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this document or incorporated by reference herein.

Overview

Northern Dynasty is a mineral exploration company existing under the British Columbia Corporations Act focused on developing the Pebble copper-gold-molybdenum mineral project located in the state of Alaska, U.S. (the “Pebble Project”). The Pebble Project is located in southwest Alaska, 19 miles (30 kilometers) from the village of Iliamna, and approximately 200 miles (320 kilometers) southwest of the city of Anchorage.

Our Alaska mineral resource exploration business is operated through an Alaskan registered limited partnership, the Pebble Limited Partnership (the “Pebble Partnership” or “PLP”), in which we own a 100% interest through an Alaskan general partnership, the Northern Dynasty Partnership. Pebble Mines Corp., a 100% indirectly owned subsidiary of the Company, is the general partner of the Pebble Partnership and responsible for its day-to-day operations.

We currently have negative operating cash flow because we currently have no revenues. In addition, as a result of our business plans for development of the Pebble Project, we expect cash flow from operations to be negative until revenues from production at the Pebble Project begin to offset our operating expenditures. In addition, our cash flow from operations will be affected in the future by expenses that we incur in connection with the Pebble Project. We will require substantial additional capital in order to fund our planned exploration and development activities. See “Risk Factors”.

RECENT DEVELOPMENTS

Closing of Special Warrant Offering

            We completed the offer and sale of an aggregate of 37,600,000 Special Warrants at a price of C$0.399 per Special Warrant for gross proceeds of approximately C$15.0 million as follows:

  an initial 25,624,408 Special Warrants were issued and sold on August 28, 2015 for gross proceeds of C$10.2 million; and

  a subsequent 11,975,592 Special Warrants were issued and sold on September 9, 2015 for gross proceeds of C$4.8 million.

            The Special Warrant offering and the terms of the Special Warrants are discussed further below under “Special Warrant Offering – Offer Statistics and Expected Timetable”.

             The net proceeds of the offering of approximately $14.4 million are anticipated to be used for the following purposes:

Use of Proceeds	Amount

To continue to fund a multi-dimensional strategy to January 2016, including certain expenditures incurred in past months, to address the Environmental Protection Agency’s (“EPA”) pre-emptive regulatory process under Section 404(c) of the Clean Water Act and prepare the Pebble Project to initiate federal and state permitting under NEPA. This includes litigation related to the EPA’s statutory authority to act pre-emptively under the Clean Water Act, potential violations of the FACA and FOIA, as well as facilitation of various third-party investigations of EPA actions with respect to the Pebble Project.

$6,200,000

Use of Proceeds	Amount
Maintain an active corporate presence in Alaska to advance relationships with political and regulatory offices of government, Alaska Native partners and broader stakeholder groups	$3,300,000
Maintain the Pebble Project, the Pebble Site and Pebble claims in good standing and continue environmental monitoring	$3,100,000
General and administration costs to maintain the Company in good standing and advance a potential partner(s) transaction	$1,800,000

             The Company may also re-allocate the net proceeds from the Offering to the extent that management of the Company deems warranted in light of future expenditure requirements relating to the Pebble Project and its advancement. Holders of the Company’s securities must appreciate that the Company’s primary use of proceeds is for litigation, which due to the nature and scope of litigation is often driven by forces beyond the Company’s control. Investors who are not prepared to afford the Company’s management broad discretion in the application of these funds should not be holders of the Company’s securities.

             We currently have negative operating cash flow because we currently have no revenues. In addition, as a result of our business plans for development of the Pebble Project, we expect cash flow from operations to be negative until revenues from production at the Pebble Project begin to offset our operating expenditures. However, our cash flow from operations may be affected in the future by expenses incurred by the Company in connection with the Pebble Project. The amounts set out above for use as working capital may be used to offset this anticipated negative operating cash flow. See “Risk Factors”.

Potential Acquisition of Cannon Point

             We entered into an arrangement agreement (the “Arrangement Agreement”) on August 31, 2015 with Cannon Point Resources Ltd. (“Cannon Point”) pursuant to which we have acquired 100% of Cannon Point. The acquisition was subject to the approval of a special 2/3 majority vote of Cannon Point shareholders (calculated as a percentage of votes cast) as well as customary regulatory and judicial approvals. The acquisition was not subject to the approval of our shareholders. The acquisition was completed through a conventional statutory plan of arrangement completed under British Columbia corporate laws (the “Arrangement”). The purpose of the acquisition of Cannon Point was to enable the Company to acquire the cash held by Cannon Point which will be used to advance the Company’s business objectives.

             Under the Arrangement, Cannon Point shareholders (other than dissenting shareholders) have received certain Arrangement consideration consisting of 0.376 of a common share of the Company (the “Exchange Ratio”) for each common share of Cannon Point. Accordingly, all Cannon Point shareholders (other than dissenting shareholders) have become shareholders of Northern Dynasty. All outstanding Cannon Point options and Cannon Point warrants have been converted to replacement options and replacement warrants, as the case may be, to acquire Northern Dynasty common shares after giving effect to the Exchange Ratio. All such replacement options, with the exception of those options granted to charities, Fiore Management & Advisory Corp. and any optionees of Cannon Point who will be continuing as directors of Northern Dynasty which will have the same expiry date as the original Cannon Point options, which under the Arrangement’s terms, expire 90 days after the effective date of the Arrangement. All such replacement warrants will expire in accordance with their original terms.

            Gordon Keep has been nominated by Cannon Point as its nominee to the Company’s board of directors on completion. Holders of approximately 21% of Cannon Point Shares agreed to support the merger transaction. The agreement of Cannon Point to proceed with the acquisition was conditional on at least C$10 million of Special Warrants being sold, which condition was satisfied by the August 28, 2015 closing of Special Warrants.

             We completed the acquisition of Cannon Point on October 29, 2015. Pursuant to the Arrangement, we issued an aggregate of 12,881,344 common shares to the former shareholders of Cannon Point in accordance with the Exchange Ratio. In addition, an aggregate of 8,375,000 share purchase warrants of Cannon Point were exchanged for an aggregate of 3,149,000 share purchase warrants of Northern Dynasty exercisable at a price of $2.13 per share on or before December 17, 2015, and an aggregate of 3,312,500 stock options of Cannon Point were exchanged for an aggregate of 1,245,500 stock options of Northern Dynasty with exercise prices ranging from $0.29 to $0.43 per share. All such options will expire on January 29, 2016, with the exception of an aggregate of 676,800 options which will retain their original expiry date.

            The acquisition of Cannon Point is not considered a significant acquisition for the Company under the significance tests prescribed under either (i) Canadian National Instrument 51-102, or (ii) Item 11 of Regulation S-X. Accordingly, we will not be filing financial statements of Cannon Point in connection with the acquisition and have not included any financial statements of Cannon Point with this prospectus.

Potential Acquisition of Mission Gold

             On October 8, 2015, we entered into a binding letter of intent to acquire 100% of the TSX Venture Exchange-listed Mission Gold Ltd. (“Mission”), whose primary assets are approximately C$9 million in cash and a 100% interest in the Alto Parana titanium project. It is a condition of closing that Mission enter into a binding agreement with a third party acceptable to the Company for the sale of its wholly owned subsidiary, CIC Resources Inc., which indirectly holds the Alto Parana titanium project. We entered into a definitive arrangement agreement with Mission on October 30, 2015 further to the binding letter of intent. The purpose of the acquisition of Mission Gold is to enable the Company to acquire the cash held by Mission Gold which will then be used to advance the Company’s business objectives.

            The transaction is expected to be completed by way of a statutory plan of arrangement whereby each share of Mission will be exchanged for 0.55 of a common share of the Company resulting in the Company issuing approximately 27.8 million common shares to Mission shareholders, subject to adjustment. The outstanding Mission warrants will be exchanged for approximately 16.7 million warrants of the Company having a weighted average exercise price of C$0.97.

             Mission has made available to the Company a subordinated credit facility of C$8.4 million. The credit facility has a six month term and will bear interest at the rate of 15% per annum. The Company has agreed to appoint a nominee of Mission to the Company’s board of directors on completion. The transaction is subject to stock exchange and court approvals, the approval of Mission securityholders and other customary conditions. The transaction is expected to close within 120 days, but given the number of conditions beyond the Company’s control there can be no certainty of completion at this time.

Use of Proceeds from December 2014 Offering

             On December 31, 2014 and January 13, 2015, we completed the offer and sale of an aggregate of 35,962,735 special warrants at a price of C$0.431 per Special Warrant for gross proceeds of approximately C$15.5 million (the “December 2014 Offering”). All special warrants have subsequently been exercised and a total of 35,962,735 common shares have been issued.

             The proceeds of the December 2014 Offering were used to implement a multi-pronged strategy to address the EPA’s pre-emptive CWA 404(c) regulatory action, to maintain relationships with governments, Alaska Native groups and other stakeholders, and corporate costs. The intended use of proceeds was predicated on a 12-month period and contemplated significant curtailing of certain operations. Due to the initial success of the EPA strategy (and the inherent uncertainty as to timing and costs associated with that strategy), the Company elected not to curtail its operations as originally envisaged, but rather pursued additional financing to carry out its stated strategy. Accordingly, the funds raised were effectively depleted at the end of May 2015 rather than December 2015 as budgeted. The following sets out the use of proceeds from the offering with explanations of variances:

Intended Use of Proceeds of December 2014 Offering	Actual Use of Proceeds from December 2014 Offering and Explanation of Variance and impact on business objectives	(Over)/under expenditure
Offering Expenses	$500,000	Offering Expenses	$573,000	$(73,000)A
To fund an approximately 12 month multi-dimensional strategy to address the EPA’s pre-emptive regulatory action under Section 404(c) of the Clean Water Act and prepare the Pebble Project to initiate federal and state permitting under NEPA. This includes litigation as set out in this Prospectus related to the EPA’s statutory authority to act pre-emptively under the Clean Water Act, potential violations of the FACA and FOIA, as well as facilitation of various third-party investigations of EPA actions with respect to the Pebble Project	$9,297,000	To May 2015, the Company advanced the multi- dimensional strategy in a shorter time frame due to a number of legal matters appearing before the courts and the Company sanctioning phase 2 of third party investigations of EPA actions. However, as a result of certain fees being payable toward the latter half of the year, for the period there was an under expenditure	$8,898,000	$399,000
Maintain an active corporate presence in Alaska to advance relationships with political and regulatory offices of government, Alaska Native partners and broader stakeholder groups	$1,819,000	The Company increased its expenditures in all areas in order to maintain existing relationships, to effectively communicate the Company’s activities and to act as a counter to the negative public perception created by the EPA’s actions	$ 2,477,000	$(658,000)
Maintain the Pebble Project and Pebble claims in good standing and continue environmental monitoring	$2,113,000	The Company incurred slightly higher expenditures in environmental monitoring and site costs. However, the under expenditure is related to the claim fees of approximately US$1 million which are only due to be paid in November 2015	$ 1,375,000	$738,000
General and administration costs to maintain the Company in good standing and advance a potential partner(s) transaction	$1,771,000	General and administration costs to maintain the Company in good standing and advance a potential partner(s) transaction	$1,764,000	$7,000
Total	$15,499,000	Total	$15,087,000	$ 413,000
Explanation of variances and the impact of variances on the ability of the Company to achieve its business objectives and milestones	The additional expenditures as explained were necessary in order to advance the Company’s multi-dimensional strategy to address the EPA’s pre-emptive regulatory action under Section 404(c) of the CWA. Timing of expenditures related to litigation, in particular, is difficult to forecast with accuracy

RISK FACTORS

An investment in the securities of the Company is considered speculative and involves a high degree of risk due to, among other things, the nature of the Company’s business, the present stage of its development and the permitting required for the Pebble Project. You should carefully consider the risk factors set forth in (i) our 2014 Form 20-F, as incorporated by reference herein, (ii) our subsequent filings under the Securities Exchange Act of 1934 (the “Exchange Act”), and (iii) this prospectus, any amendment or supplement to this prospectus or any free writing prospectus.

The operations of the Company are speculative due to the high risk nature of its business which is the exploration, permitting and development of mineral properties and ultimately the operating of mineral properties as mines. If we do not successfully address any of the risks described herein or therein, there could be a material adverse effect on our financial condition, operating results and business, and the trading price of the common shares may decline. In addition, our inability to successfully address these risks could cause actual events to differ materially from those described in forward-looking statements relating to the Company. We can provide no assurance that we will successfully address these risks.

In addition to information set out elsewhere in this Prospectus and contained in our 2014 Form 20-F, we face the following risks:

Inability to achieve mine permitting of the Pebble Project will have an adverse effect on our business and operations

The principal risk facing the Company is that it will be ultimately be unable to secure the necessary permits under United States Federal and Alaskan state laws to build and operate a mine at the Pebble Project. There are prominent and well organized opponents of the Pebble Project and the Company may be unable, even if we are able to demonstrate solid scientific and technical evidence of risk mitigation, to overcome such opposition and convince mining regulatory authorities that a mine should be permitted at the Pebble Project. If we are unable to secure the necessary permits to build a mine at the Pebble Project, we may be unable to achieve revenues from operations and/or recover our investment in the Pebble Project.

The Company will be Required to Seek Additional Capital; Failure to do so may lead have Adverse Consequences on Operations

While the Company has prioritized the available resources in order to meet key corporate and Pebble Project expenditure requirements, the Company will seek to source significant additional financing. Such financing may include any of, or a combination of: debt, equity and/or contributions from possible new Pebble Project participants. In light of the recent significant depreciation of the Canadian dollar and that the vast majority of the Company’s expenditures are in United States dollars, that the Pebble Project will require additional engineering and technical expenditures beyond what is contemplated in the current budget, and the possibility that legal expenditures may exceed current budget expectations, it is possible that additional financing may well be required. There can be no assurances that the Company will be successful in obtaining any such additional financing. If the Company is unable to raise the necessary capital resources to meet obligations as they come due, the Company will at some point have to further reduce or curtail its operations.

We currently have a negative operating cash flow and failure to achieve profitability and positive operating cash flow may have a material adverse effect on our financial condition and results of operation

The Company currently has a negative operating cash flow and is anticipated to continue to have that for the foreseeable future. The Company’s failure to achieve profitability and positive operating cash flows could have a material adverse effect on its financial condition and results of operations.

We may not use the proceeds of the offering of Special Warrants in the manner described herein

There is no assurance that we will use the proceeds of the offering and sale of the Special Warrants in the manner described in this prospectus. We have discretion as to the use of these net proceeds and we may determine to re-allocate the proceeds between the intended use of proceeds as our management deems warranted in response to developments in our business and the litigation related to the Pebble Project. Further, we may use the net proceeds of the offering for expenditures that have not presently anticipated. Accordingly, our ultimate use of the net proceeds may differ significantly from the anticipated use of proceeds described herein.

Inability to complete the Mission acquisition will result in the loss of access to cash assets to further fund our business operations

There is no assurance that we will complete the acquisition of Mission . While we have entered into a definitive agreement in respect of this acquisition, the acquisition remains subject to a number of conditions precedent, including the approval of the shareholders of Mission and regulatory approval. If we do not complete this acquisition, then we will not have access to the cash assets of Mission in order to further fund our business operations.

The common shares may experience price and volume volatility and the market price for the common shares may drop below the price you paid

In recent years, the securities markets have experienced a high level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations, which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that such fluctuations will not affect the price of the common shares, and the price may decline below their acquisition cost. As a result of this volatility, investors may not be able to sell the common shares at or above their acquisition cost.

Securities of mining companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in the countries where we carry on business and globally, and market perceptions of the attractiveness of particular industries. The price of securities of the Company is also likely to be significantly affected by short-term changes in commodity prices, other precious metal prices or other mineral prices, currency exchange fluctuation and the political environment in the countries in which we do business and globally.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

Sales of substantial amounts of the common shares may have an adverse effect on the market price of the common shares of the Company

Sales of substantial amounts of the common shares of the Company, or the availability of such securities for sale, could adversely affect the prevailing market prices for the common shares. A decline in the market prices of the common shares of the Company could impair our ability to raise additional capital through the sale of securities should it desire to do so.

Likely PFIC status has possible adverse U.S. federal income tax consequences for U.S. investors

The Company was likely a “passive foreign investment company” (a “PFIC”) within the meaning of the U.S. Internal Revenue Code in one or more prior tax years, expects to be a PFIC for the current tax year, and may also be a PFIC in subsequent years. A non-U.S. corporation is a PFIC for any tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income, and thereafter unless certain elections are made.

If the Company is a PFIC for any year during a U.S. taxpayer’s holding period, such taxpayer may be required to treat any gain recognized upon a sale or disposition of the common shares as ordinary income (rather than capital gain), and any resulting U.S. federal income tax may be increased by an interest charge. Rules similar to those applicable to dispositions will generally apply to certain “excess distributions” in respect of the common shares. A U.S. taxpayer may generally avoid these unfavorable tax consequences by making a timely and effective “qualified electing fund” (“QEF”) election or “mark-to-market” election with respect to the common shares. A U.S. taxpayer who makes a timely and effective QEF election must generally report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company makes any distributions to shareholders in such year. A U.S. taxpayer who makes a timely and effective mark-to-market election must, in general, include as ordinary income, in each year in which the Company is a PFIC, the excess of the fair market value of the common shares over the taxpayer’s adjusted cost basis in such shares.

This risk factor is qualified in its entirety by the discussion provided below under the heading, “Certain Material United States Federal Income Tax Considerations.”

If any of the foregoing events, or other risk factor events described in our 2014 Form 20-F and any other document incorporated by reference herein or elsewhere herein occur, our business, financial condition or results of operations could suffer. In that event, the market price of our securities could decline and investors could lose all or part of their investment.

SPECIAL WARRANT OFFERING – OFFER STATISTICS AND EXPECTED TIMETABLE

Special Warrant Offering

We completed the offer and sale of an aggregate of 37,600,000 Special Warrants at a price of C$0.399 per Special Warrant for gross proceeds of approximately C$15 million on August 28, 2015 and September 9, 2015. Each Special Warrant is convertible into one common share of the Company, subject to adjustment upon the occurrence of certain events, without payment of any additional consideration by the holder (each an “Underlying Share” and together, the “Underlying Shares”). The purchase price for the Special Warrants was determined by negotiation between us and the purchasers of the Special Warrants with reference to the trading price of our common shares at the time of such negotiations.

The Special Warrants were issued on a private placement basis (i) to purchasers outside the United States in reliance of Rule 903 of Regulation S, and (ii) to purchasers within the United States (the “U.S. Purchasers”) who qualify as “accredited investors”, as defined in Rule 501(a) of Regulation D, pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D.

The U.S. Purchasers purchased an aggregate of 7,447,792 Special Warrants. The Special Warrants were offered and sold to the U.S. Purchasers pursuant to U.S. purchaser subscription agreements (the “Subscription Agreements”) entered into between us and each U.S. Purchasers. The forms of the Subscription Agreements are attached as exhibits to this registration statement.

The Special Warrants are represented by special warrant certificates that set forth the terms, rights and restrictions of the Special Warrants (the “Special Warrant Certificates”). The forms of the Special Warrant Certificates are attached as exhibits to this registration statement.

We entered into registration rights agreements with each of the U.S. Purchasers and one non-U.S. purchaser pursuant to the Subscription Agreements on completion of the issuance of Special Warrants to the U.S. Purchasers and the one non-U.S. purchaser (the “Registration Rights Agreements”). We have agreed pursuant to the Registration Rights Agreements to register the resale by the U.S. Purchasers and the one non-U.S. purchaser of the common shares of the Company issuable upon conversion of the Special Warrants by filing a registration statement with the SEC. The Registration Rights Agreements provide that we will use reasonable best efforts to cause the registration statement to be declared effective by the SEC no later than 90 days after closing of the offering and to cause such registration statement to remain continuously effective until two years from closing (the “Resale Filing Termination Date”), subject to extension in certain circumstances. We have filed the registration statement of which this prospectus forms a part in order to satisfy our obligations under the Registration Rights Agreement. The form of the Registration Rights Agreement is attached as an exhibit to this registration statement.

We have further agreed to use reasonable best efforts to obtain a final receipt for a prospectus in Canada that will qualify the issuance of the common shares issuable upon exercise or conversion of the Special Warrants under Canadian securities laws (the “Canadian Prospectus”). We have agreed to cause the Canadian Prospectus to remain effective until the expiry date of the Canadian hold period for the Special Warrants, being the date that is four months plus one date from their date of issuance.

Terms of the Special Warrants

The terms of the Special Warrants provide among other things, that the holders of Special Warrants will be entitled to receive, upon voluntary exercise or deemed exercise of the Special Warrants, without payment of any additional consideration and subject to adjustment upon the occurrence of certain events, one common share for each Special Warrant held.

The Special Warrants contain the following exercise and conversion provisions that are applicable to the U.S. Purchasers as “U.S. persons”:

(a)

Voluntary Conversion. Subject to the restrictions described below, each U.S. Person may voluntary exercise any Special Warrants held at any time prior to their deemed exercise by delivery of an exercise form to the Company.

(b)

Deemed Exercise for Certain Electing Less than 10% U.S. Holders. Any unexercised Special Warrants issued to or held by any U.S. Purchaser who, upon exercise of its Special Warrants, would be deemed to beneficially own, as beneficial ownership is calculated for the purpose of the Special Warrant Certificates only and together with its affiliates and each other person or persons with whom such U.S. Person may be deemed to be a group, less than 9.9% of the Company’s then outstanding common shares (a “Less than 10% U.S. Holder”) and who has elected not to be governed by the 4.9% Blocker Restriction described in paragraph (e) will be deemed to be exercised at 4:00 p.m. (Vancouver time) on the earlier of (i) the date that is the sixth business day after the date on which the Company obtains a receipt for the final Canadian Prospectus from Canadian Securities Commissions qualifying the distribution in Canada of the Underlying Shares; and (ii) the date that is four months plus one day after Closing of the Holder’s Special Warrants (the “CDN Qualification Date”). The CDN Qualification Date will be November 13, 2015 based on the issuance of a receipt for the final Canadian Prospectus on November 4, 2015.

(c)

Deemed Exercise for Greater than 10% U.S. Holders and Non-Electing Less than 10% U.S. Holders. Any unexercised Special Warrants held by any of the following holders will be deemed to be exercised at 4:00 p.m. (Vancouver time) on the Resale Filing Termination Date:

(i)

any U.S. Purchaser who, upon exercise of its Special Warrants, would be deemed to beneficially own (as beneficial ownership is calculated for the purpose of the Special Warrant Certificates only) together with its affiliates and each other person or persons with whom such U.S. Person may be deemed to be a group, in excess of 9.9% of the Company’s then outstanding common shares (an “Greater than 10% U.S. Holder”); and

(ii)	any U.S. Purchaser who is a Less than 10% U.S. Holder who has not elected not to be governed by the 4.9% Blocker Restriction described in paragraph (e) below.

(d)

Certain Restrictions on Conversion for U.S. Persons. No automatic or deemed conversion will be permitted to the extent that would after giving effect to such exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). To the extent that the limitation contained in this paragraph (d) applies, the determination of whether the Special Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Special Warrant is exercisable shall be in the sole discretion of the holder, and the submission of a notice of exercise shall be deemed to be the holder’s determination that the Special Warrant is exercisable in accordance with the terms hereof (in relation to other securities owned by the holder together with any affiliates) and of which portion of the Special Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. The “Beneficial Ownership Limitation” shall be 9.9% or, if requested in writing by such holder, 19.99%, of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the Special Warrant. The holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this paragraph (d), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon exercise of the Special Warrant held by the holder and the provisions of this item (e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. None of the Selling Shareholders are currently subject to the Beneficial Ownership Limitation.

(e)

4.9% Blocker Restriction for Electing Non-Affiliate Holders. No exercise of any Special Warrants by any Less than 10% U.S. Holder, other than a Less than 10% U.S. Holder who has given notice of its election not to be governed by this paragraph (e), together with the respective holder’s affiliates, and any other Persons with whom such holder may be deemed to be a Group, will be permitted to the extent that, after giving effect to such exercise, such Holder would beneficially own in excess of 4.9% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of the Special Warrant (the “4.9% Beneficial Ownership Limitation”). None of the Selling Shareholders have given notice to the Company to be subject to the 4.9% Beneficial Ownership Limitation.

(f)

Exercise Restriction Applicable to All Holders At All Times. Notwithstanding the foregoing provisions regarding conversion of Special Warrants, unless the Company’s Shareholders Rights Plan has been terminated, no Holder’s Special Warrants may at any time, voluntarily or automatically, be exercised in circumstances where the Shares issued on exercise thereof would, when aggregated with the other Shares beneficially owned by such Holder or any applicable Group of which the Holder is a member, exceed 19.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares upon exercise of such Special Warrants, as such beneficial ownership is calculated in accordance with the Company’s Shareholder Rights Plan (the “19.9% Beneficial Ownership Limitation”). All Selling Shareholders are currently subject to this 19.9% Beneficial Ownership Limitation.

For purposes of the Special Warrants:

•

“beneficial ownership” for the purposes of the Special Warrant Certificates, other than the determination of beneficial ownership with respect to the Company’s Shareholder Rights Plan, means “beneficial ownership” as calculated in accordance with Section 13(d) of the U.S. Exchange Act, and the rules and regulations of the SEC promulgated thereunder, disregarding for this purpose the limitations on conversion described in paragraphs (d) above and similar limitations on conversion or exercise contained in any other Common Stock Equivalent, in each case, held by such holder and its affiliates and such other person or persons with whom such Holder may be deemed to be a Group. Nothing contained in the Special Warrant Certificate shall be deemed to be an agreement by the Holder that beneficial ownership or deemed beneficial ownership of more than 9.9% of the outstanding common shares causes the holder to be an “affiliate” of the Company within the meaning of the U.S. Securities Act or the rules and regulations of the SEC thereunder.

•

“Common Stock Equivalent” means any securities of the Company which would entitle the holder thereof to acquire at any time common shares, including, without limitation, any debt, preferred stock, warrants, options or other instruments convertible into or exercisable or exchangeable for Shares;

•	“group” means a group of beneficial owners within the meaning of Section 13(d) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder;

•

“Shareholder Rights Plan” means the Company’s shareholder rights plan as presently governed by the Shareholder Rights Plan Agreement between the Company and Computershare Investor Services Inc. dated May 17, 2014; and

•	“U.S. Person” has the meaning ascribed thereto in Rule 902(k) of Regulation S promulgated under the Securities Act.

Upon voluntary exercise or deemed exercise, the certificates representing any common shares issued will bear any restrictive legends required by applicable securities laws and the certificates representing the Special Warrants that have been exercised will be cancelled.

We have not as of the date of this registration statement received any notice from any U.S. Purchaser of any intent to increase the Beneficial Ownership Limitation that is applicable to them.

The Special Warrants do not confer on a holder of Special Warrants any right or interest whatsoever as a shareholder of the Company, including but not limited to any right to vote at, to receive notice of, or to attend, any meeting of shareholders or any other proceedings of the Company or any right to receive any dividend or other distribution.

No fractional common shares will be issued upon the exercise or deemed exercise of the Special Warrants.

In addition, the Special Warrants provide for and contain provisions designed to protect the holders of the Special Warrants against dilution upon the occurrence of certain events, including any subdivision, redivision, change, reduction, combination, consolidation, stock dividend or reclassification of the common shares of the Company or the amalgamation, merger or corporate reorganization of the Company. The Special Warrants also provide that upon the occurrence of any such event the number of common shares issuable upon the exercise or deemed exercise of the Special Warrants will be adjusted immediately after the effective date of such event.

The rights of holders of Special Warrants may be modified. The Special Warrants provide for meetings of the holders of Special Warrants and the passing of resolutions and extraordinary resolutions by such holders which are binding on all holders of Special Warrants. Certain amendments to the Special Warrant Certificates may only be made by “extraordinary resolution”, which is defined as a resolution passed by the affirmative vote of Special Warrant holders entitled to acquire not less than 66 2/3% of the aggregate number of common shares which may be acquired pursuant to all the then outstanding Special Warrants represented at the meeting and voted on the poll on such resolution.

We have granted to each holder of a Special Warrant a contractual right of rescission of the prospectus-exempt transaction under which the Special Warrant was initially acquired. The contractual right of rescission provides that if a holder of a Special Warrant who acquires another security of the Company on exercise of the Special Warrant as provided for in the Canadian Prospectus is, or becomes, entitled under the securities legislation of a jurisdiction to the remedy of rescission because of the Canadian Prospectus or an amendment to the Canadian Prospectus containing a misrepresentation,

(a)	the holder is entitled to rescission of both the holder’s exercise of its Special Warrant and the private placement transaction under which the Special Warrant was initially acquired,

(b)	the holder is entitled in connection with the rescission to a full refund of all consideration paid to the agent or Company, as the case may be, on the acquisition of the Special Warrant, and

(c)

if the holder is a permitted assignee of the interest of the original Special Warrant subscriber, the holder is entitled to exercise the rights of rescission and refund as if the holder was the original subscriber.

The foregoing is a summary description of certain material provisions of the Special Warrants, it does not purport to be a comprehensive summary and is qualified in its entirety by reference to the more detailed provisions of the certificates representing the Special Warrants.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of June 30, 2015, as adjusted for the proceeds from the sale of the Special Warrants of C$15 million less estimated transaction costs (being compensation, finders’, legal and regulatory fees) of C$600,000. The information presented should be read in conjunction with our audited consolidated financial statements as at and for the years ended December 31, 2014 and 2013 and our unaudited interim consolidated financial statements as at and for the six months ended June 30, 2015, which are incorporated by reference in this prospectus.

Description	As at June 30, 2015 (C$ thousands)
Liabilities
Total Current Liabilities	6,715
Total Liabilities	6,715
Equity
Share Capital	399,888
Special Warrants	4,266
Reserves	82,078
Deficit	(357,319)
Total Equity	128,913

REASONS FOR THE OFFER AND USE OF PROCEEDS

We have agreed to register the common shares covered by this prospectus on behalf of the U.S. Purchasers named below under “Selling Security Holders” pursuant to our contractual obligations under the Registration Rights Agreements.

The selling shareholders will receive all of the proceeds from any sales pursuant to this prospectus. We will not receive any of the proceeds, but we will incur expenses in connection with the offering, as described below under “Plan of Distribution”.

TRADING PRICE HISTORY

Our common shares are listed on the NYSE MKT under the trading symbol “NAK” and on the TSX under the trading symbol “NDM”.

The following table sets forth the reported high and low sale prices in United States dollars for the common shares on the NYSE MKT for the fiscal, quarterly and monthly periods indicated.

	High	Low

Fiscal 2010	$14.45	$6.00

Fiscal 2011	$21.76	$5.48

Fiscal 2012	$8.19	$2.20

Fiscal 2013	$3.78	$1.06

Fiscal 2014	$1.70	$0.61

	High	Low

Quarterly 2013

First Quarter	$3.78	$2.67

Second Quarter	$3.17	$1.85

Third Quarter	$2.73	$1.31

Fourth Quarter	$1.93	$1.00

Quarterly 2014

First Quarter	$1.70	$0.80

Second Quarter	$1.01	$0.61

Third Quarter	$0.89	$0.52

Fourth Quarter	$0.59	$0.32

Quarterly 2015

First Quarter	$0.51	$0.36

Second Quarter	$0.45	$0.30

Third Quarter	$0.53	$0.28

For the month ended

March 31, 2015	$0.51	$0.36

April 30, 2015	$0.43	$0.36

May 31, 2015	$0.45	$0.32

June 30, 2015	$0.44	$0.30

July 31, 2015	$0.37	$0.28

August 31, 2015	$0.53	$0.29

September 30, 2015	$0.50	$0.30

October 31, 2015	$0.44	$0.30

The following table sets forth the reported high and low sale prices in Canadian dollars for the common shares on the TSX for the fiscal, quarterly and monthly periods indicated.

	High	Low

Fiscal 2010	C$14.45	C$6.15

Fiscal 2011	C$21.50	C$5.16

Fiscal 2012	C$8.13	C$2.23

Fiscal 2013	C$4.19	C$1.07

Fiscal 2014	C$1.85	C$0.38

	High	Low

Quarterly 2013

First Quarter	C$4.19	C$2.75

Second Quarter	C$3.28	C$1.94

	High	Low

Third Quarter	C$2.84	C$1.35

Fourth Quarter	C$1.98	C$1.07

Quarterly 2014

First Quarter	C$1.85	C$0.90

Second Quarter	C$1.13	C$0.67

Third Quarter	C$0.95	C$0.55

Fourth Quarter	C$0.65	C$0.38

Quarterly 2015

First Quarter	C$0.83	C$0.45

Second Quarter	C$0.54	C$0.38

Third Quarter	C$0.67	C$0.37

For the month ended

March 31, 2015	C$0.63	C$0.46

April 30, 2015	C$0.53	C$0.44

May 31, 2015	C$0.54	C$0.40

June 30, 2015	C$0.50	C$0.38

July 31, 2015	C$0.46	C$0.37

August 31, 2015	C$0.60	C$0.38

September 30, 2015	C$0.67	C$0.40

October 31, 2015	C$0.58	C$0.40

On November 6, 2015, the closing price of our common shares as reported on the NYSE MKT was $0.37 per share and on the TSX was C$0.49 per share.

SELLING SECURITY HOLDERS

We are registering the common shares covered by this prospectus on behalf of the selling shareholders named in the table below in accordance with our obligations under the Registration Rights Agreements. Selling shareholders, including their transferees, pledgees or donees or their successors (all of whom may be selling shareholders), may from time to time offer and sell pursuant to this prospectus any or all of the shares. When we refer to “selling shareholders” in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledgees or donees or their successors.

The following table sets forth certain information as of October 9, 2015 regarding beneficial ownership of our common shares by the selling shareholders. “Beneficial ownership” is a term defined by the SEC in Rule 13d-3 under the Exchange Act and includes common shares over which a selling shareholder has direct or indirect voting or investment control and any common shares that the selling shareholder has a right to acquire beneficial ownership of within 60 days.

The number of common shares in the column “Number of Common Shares Beneficially Owned Prior to the Offering” is based on beneficial ownership information provided to us by or on behalf of the selling shareholders in a selling stockholder questionnaire.

The number of common shares in the column “Number of Shares Registered for Sale Hereby” represents all of the common shares that each selling stockholder may offer under this prospectus. These common shares are the common shares issuable pursuant to conversion of the Special Warrants purchased by the selling shareholders in the Private Placement. The selling shareholders may sell some, all or none of their shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information regarding their shares in transactions exempt from the registration requirements of the Securities Act.

The number of common shares in the column “Number of common shares Beneficially Owned after the Offering” assumes that the selling shareholders will sell all of their shares offered pursuant to this prospectus and that any other common shares beneficially owned by the selling shareholders will continue to be beneficially owned. We do not know when or in what amounts the selling shareholders will offer shares for sale, if at all. The selling shareholders may sell any or all of the shares included in and offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling shareholders after completion of the offering.

Information regarding the selling shareholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus if required.

Except as set forth in the table below, none of the selling shareholders has had a material relationship with us within the past three years.

			Number of
			Common
	Number of Common Shares		Shares	Number of Common Shares
Name of Selling	Beneficially Owned Prior to the		Registered for	Beneficially Owned After the
Shareholder	Offering		Sale Hereby	Offering (3)
	Number	Percentage(1), (2)	Number	Number	Percentage(1), (2)
Donald Smith Value
Fund, L.P.(4)	5,012,531	3.4%	5,012,531	Nil	Nil
FMC Partnership(5)	659,283	*	659,283	Nil	Nil
TIFF Keystone Fund(6)(9)	646,253	*	538,738	107,515	*
Russell Trust Company – Retirement Income Plan for Employees of Armstrong Worldwide Industries, Inc. (7)(9)	347,549	*	275,211	72,338	*
Russell Multi Asset Core
Plus Portfolio(8)(9)	489,309	*	489,309	Nil	Nil
Paradigm Global Group
Inc.(10)	87,720	*	87,720	Nil	Nil
Douglas R. Casey(11)	250,000	*	250,000	Nil	Nil
Mark Van Ausdal(12)	135,000	*	135,000	Nil	Nil
Stirling Global Value
Fund Inc.(13)	27,598,797	18.2%	7,518,797	20,080,000	13.3%

*Represents less than 1% of our outstanding common shares.

(1)	Applicable percentage of ownership is based on 143,853,943 common shares outstanding as of November 6, 2015.

(2)

For the purpose of calculating the percentage ownership, the number of common shares issuable upon conversion or exercise of any convertible securities, including any special warrants, held by the holder are included in the number of common shares outstanding

(3)

Assumes that the selling stockholder disposes of all of the common shares covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(4)

Donald Smith Value Fund, L.P. is the holder of 5,012,531 Special Warrants, all of which are currently exercisable. Donald G. Smith exercises the sole voting and investment power over the securities held by Donald Smith Value Fund, L.P. Donald Smith Value Fund, L.P. is not an affiliate of a broker-dealer. All Special Warrants held by Donald Smith Value Fund, L.P. will automatically convert into common shares on November 13, 2015.

(5)

FMC Partnership is the holder of 659,283 Special Warrants, all of which are currently exercisable. Jonathan Orszag exercises the sole voting and investment power over the securities held by FMC Partnership. FMC Partnership is not an affiliate of a broker-dealer. All Special Warrants held by FMC Partnership will automatically convert into common shares on November 13, 2015.

(6)

TIFF Keystone Fund is the owner of the following securities of the Company as of the date of this prospectus: (i) 107,515 common shares, and (ii) 538,738 Special Warrants, all of which are currently exercisable, subject to the 19.9% Beneficial Ownership Limitation. TIFF Keystone Fund is not an affiliate of a broker-dealer. All Special Warrants held by TIFF Keystone Fund will automatically convert into common shares on November 13, 2015.

(7)

Russell Trust Company – Retirement Income Plan for Employees of Armstrong Worldwide Industries, Inc. is the owner, on behalf of its client, of the following securities of the Company as of the date of this prospectus: (i) 72,338 common shares, and (ii) 275,211 Special Warrants, all of which are currently exercisable, subject to the 19.9% Beneficial Ownership Limitation. Russell Trust Company – Retirement Income Plan for Employees of Armstrong Worldwide Industries, Inc. is not an affiliate of a broker-dealer. All Special Warrants held by Russell Trust Company – Retirement Income Plan for Employees of Armstrong Worldwide Industries, Inc., on behalf of its client, will automatically convert into common shares on November 13, 2015.

(8)

Russell Multi Asset Core Plus Portfolio is the owner of the following securities of the Company as of the date of this prospectus: 489,309 Special Warrants, all of which are currently exercisable, subject to the 19.9% Beneficial Ownership Limitation. Russell Multi Asset Core Plus Portfolio is not an affiliate of a broker-dealer. All Special Warrants held by Russell Multi Asset Core Plus Portfolio will automatically convert into common shares on November 13, 2015.

(9)

Kopernik Global Investors, LLC, a registered broker-dealer, serves as an investment advisor or sub-advisor to each of TIFF Keystone Fund, Russell Trust Company – Retirement Income Plan for Employees of Armstrong Worldwide Industries, Inc. and Russell Multi Asset Core Plus Portfolio. David Iben is the Chief Investment Officer of Kopernik Global Investors, LLC. Each of TIFF Keystone Fund, Russell Trust Company – Retirement Income Plan for Employees of Armstrong Worldwide Industries, Inc. and Russell Multi Asset Core Plus Portfolio disclaims beneficial ownership of any securities beneficially owned by any other entity or account for which Kopernik Global Investors, LLC serves as investment adviser.

(10)

Paradigm Global Group Inc. is the holder of 87,720 Special Warrants, all of which are currently exercisable. Amed Khan is the president of Paradigm Global Group Inc. and exercises the sole voting and investment power over the securities held by Paradigm Global Group Inc. Paradigm Global Group Inc. is not an affiliate of a broker-dealer. All Special Warrants held by Paradigm Global Group Inc. will automatically convert into common shares on November 13, 2015.

(11)

Douglas R. Casey is the holder of 250,000 Special Warrants, all of which are currently exercisable. Douglas R. Casey is not an affiliate of a broker-dealer. All Special Warrants held by Douglas R. Casey will automatically convert into common shares on November 13, 2015.

(12)

Mark Van Ausdal is the holder of 135,000 Special Warrants, all of which are currently exercisable. Mark Van Ausdal is not an affiliate of a broker-dealer. All Special Warrants held by Mark Van Ausdal will automatically convert into common shares on November 13, 2015.

(13)

Stirling Global Value Fund Inc. is the owner of the following securities of the Company as of the date of this prospectus: (i) 20,080,000 common shares, and (ii) 7,518,797 Special Warrants, all of which are currently exercisable by Stirling Global Value Fund Inc., subject to the 19.9% Beneficial Ownership Limitation. James Gordon Flatt exercises the sole voting and investment power over the securities held by Stirling Global Value Fund Inc. Stirling Global Value Fund Inc. is not an affiliate of a broker-dealer. All Special Warrants held by Stirling Global Value Fund Inc. will automatically convert into common shares on November 13, 2015.

PLAN OF DISTRIBUTION

We are registering the common shares to permit the resale of the common shares by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares.

The selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling the common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The selling shareholders may also sell common shares short and deliver the common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholders will sell any or all of the common shares registered pursuant to the registration statement of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person. To the extent applicable Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares in accordance with our obligations under the Registration Rights Agreements. We estimate these expenses to be $150,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the Registration Rights Agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable under the Securities Act in the hands of persons other than our affiliates.

DESCRIPTION OF SHARE CAPITAL

Authorized Capital

The Company’s authorized capital consists of an unlimited number of common shares without par value.

Outstanding Securities

Common Shares

As of the November 6, 2015, there were 143,853,943 common shares outstanding.

Information regarding the number of common shares outstanding as at December 31, 2014 is provided in our 2014 Form 20-F and information regarding the number of common shares outstanding as at June 30, 2015 is provided in our unaudited condensed consolidated interim financial statements for the six months ended June 30, 2015 (our “2015 Q2 FS”). Our 2014 Form 20-F and our 2015 Q2 FS are each incorporated by reference herein.

Rights

Attached to and trading with each of the Company’s common shares registered hereunder is a right (the “Right”) to purchase a number of common shares on the terms and conditions set forth in the Shareholder Rights Plan Agreement between the Company and Computershare Investor Services Inc. dated May 17, 2013 (the “Shareholder Rights Plan”) as described below under “Shareholder Rights Plan.

Options to Purchase Common Shares

Information regarding the number of common share purchase options outstanding as at December 31, 2014 is provided in our 2014 Form 20-F and information regarding the number of common share purchase options outstanding as at June 30, 2015 is provided in our 2015 Q2 FS.

Special Warrants

We completed the offer and sale of an aggregate of 37,600,000 Special Warrants at a price of C$0.399 per Special Warrant for gross proceeds of approximately C$15 million on August 28, 2015 and September 9, 2015, all of which Special Warrants are outstanding as of the date hereof. The terms of the Special Warrants are described above under “Special Warrants – Offering Statistics and Timetable”.

Our Articles

The following is a summary of certain material provisions of (i) our Notice of Articles and Articles, and (ii) certain provisions of the British Columbia Business Corporations Act (the “Business Corporations Act”) applicable to the Company:

1.	Objects and Purposes

Our Notice of Articles and Articles do not specify objects or purposes. We are entitled under the Business Corporations Act to carry on all lawful businesses which can be carried on by a natural person.

2.	Directors

Director’s power to vote on a proposal, arrangement or contract in which the director is interested.

According to the Business Corporations Act, a director holds a disclosable interest in a contract or transaction if:

1.	the contract or transaction is material to the company;

2.	the company has entered, or proposes to enter, into the contract or transaction, and

3.	either of the following applies to the director:

a.	the director has a material interest in the contract or transaction;

b.	the director is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction.

However, the Business Corporations Act also provides that in the following circumstances, a director does not hold a disclosable interest in a contract or transaction if:

1.	the situation that would otherwise constitute a disclosable interest arose before the coming into force of the

Business Corporations Act or, if the company was recognized under the Business Corporations Act, before that recognition, and was disclosed and approved under, or was not required to be disclosed under, the legislation that:

a.	applied to the company on or after the date on which the situation arose; and

b.	is comparable in scope and intent to the provisions of the Business Corporations Act;

2.	both the company and the other party to the contract or transaction are wholly owned subsidiaries of the same corporation;

3.	the company is a wholly owned subsidiary of the other party to the contract or transaction;

4.	the other party to the contract or transaction is a wholly owned subsidiary of the company; or

5.	where the director or senior officer is the sole shareholder of the company or of a corporation of which the company is a wholly owned subsidiary.

The Business Corporations Act further provides that a director of a company does not hold a disclosable interest in a contract or transaction merely because:

1.

the contract or transaction is an arrangement by way of security granted by the company for money loaned to, or obligations undertaken by, the director or senior officer, or a person in whom the director or senior officer has a material interest, for the benefit of the company or an affiliate of the company;

2.	the contract or transaction relates to an indemnity or insurance;

3.

the contract or transaction relates to the remuneration of the director or senior officer in that person's capacity as director, officer, employee or agent of the company or of an affiliate of the company;

4.

the contract or transaction relates to a loan to the company, and the director or senior officer, or a person in whom the director or senior officer has a material interest, is or is to be a guarantor of some or all of the loan; or

5.

the contract or transaction has been or will be made with or for the benefit of a corporation that is affiliated with the company and the director or senior officer is also a director or senior officer of that corporation or an affiliate of that corporation.

Under our Articles, a director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which we have entered or proposes to enter:

1.	is liable to account to us for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act;

2.

is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution;

3.

and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act. No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

Directors' power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body.

The compensation of the directors is decided by the directors unless the board of directors requests approval to the compensation from the shareholders by ordinary resolution. The Business Corporations Act provides that a director of a company does not hold a disclosable interest in a contract or transaction merely because the contract or transaction relates to the remuneration of the director or senior officer in that person's capacity as director, officer, employee or agent of the Company or of an affiliate of the Company.

Borrowing powers exercisable by the directors.

Under the Articles, the directors may, on behalf of the Company:

1.	borrow money in such manner and amount, on such security, from such sources and upon such terms, and conditions as they consider appropriate;

2.

issue bonds, debentures, and other debt obligations either outright or as a security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

3.	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

4.

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

Retirement and non-retirement of directors under an age limit requirement.

There are no such provisions applicable to the Company under its Notice of Articles or its Articles or the

Business Corporations Act.

Number of shares required for a director’s qualification.

Directors need not own any shares of the Company in order to qualify as directors.

3.	Common Shares

The rights, preferences and restrictions attached to the Company’s common shares are summarized as follows:

Dividends

Subject to the provisions of the British Columbia Business Corporations Act, the directors may from time to time declare and authorized payments of dividends out of available assets. Any dividends must be declared and paid according to the number of shares held. Under the Business Corporations Act, no dividend may be paid if we are, or would as a result of payment of the dividend become, insolvent.

Voting Rights

Each common share is entitled to one vote on matters to which common shares ordinarily vote including the annual election of directors, appointment of auditors and approval of corporate changes. Directors are elected to hold office at each annual meeting and hold office until the ensuing annual meeting. Directors automatically retire at each annual meeting. There are no staggered directorships among our directors or cumulative voting rights.

Rights to Profits and Liquidation Rights

All common shares of the Company participate ratably in any net profit or loss of the Company and participate ratably as to any distribution of assets in the event of a winding up or other liquidation.

Redemption

Our common shares are not subject to any rights of redemption.

Sinking Fund Provisions

There are no sinking fund provisions or similar obligations relating to our common shares.

Shares Fully Paid

Each of our common shares must, under the Business Corporations Act, be issued as fully paid for cash, property or services received by the Company. They are therefore non-assessable and not subject to further calls for payment.

Pre-emptive Rights

Holders of our common shares are not entitled to any pre-emptive rights which provide a right to any holder to participate in any further offerings of the Company’s equity or other securities.

With respect to the rights, preferences and restrictions attaching to our common shares, there are generally no significant differences between Canadian and United States law as the shareholders, or the applicable corporate statute, will determine the rights, preferences and restrictions attaching to each class of our shares.

4.	Changes to Rights and Restrictions to Shares

Our Articles provide that, subject to the Business Corporations Act, the Company may, by ordinary resolution of our shareholders:

•	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

•	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued and alter its Notice of Articles accordingly.

Subject to the Business Corporations Act, the Company may by resolution of the directors (i) subdivide or consolidate all or any of its unissued, or fully paid issued, shares and, if applicable, alter its Notice of Articles, and, if applicable, its Articles, and (ii) alter the identifying name of any of its shares.

The Articles provide that the Company may by ordinary resolution or resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

Our Articles provide that, subject to the Business Corporations Act, the Company may by ordinary resolution of our shareholders:

•	create one or more classes or series of shares;

•	increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established;

•	if the Company is authorized to issue shares of a class of shares with par value:

o	decrease the par value of those shares; or

o	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

•	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value; or

•	otherwise alter its shares or authorized share structure when required or permitted to do so by the Act where it does not specify a special resolution.

The Articles provide that a special resolution is a resolution of shareholders that is approved by two thirds (66 2/3%) of those votes cast at a properly constituted meeting of shareholders. An ordinary resolution is a resolution of shareholders that is approved by a majority of those votes cast at a properly constituted meeting of shareholders.

If special rights and restrictions are altered and any right or special right attached to issued shares is prejudiced or interfered with, then the consent of the holders of shares of that class or series by a special separate resolution will be required.

The Business Corporations Act also provides that a company may reduce its capital if it is authorized to do so by a court order, or, if the capital is reduced to an amount that is not less than the realizable value of the company's assets less its liabilities, by a special resolution or court order.

Generally, there are no significant differences between British Columbia and United States law with respect to changing the rights of shareholders as most state corporation statutes require shareholder approval (usually a majority) for any such changes that affect the rights of shareholders.

5.	Meetings of Shareholders

Our Articles provide that the Company must hold its annual general meeting once in every calendar year (being not more than 15 months from the last annual general meeting) at such time and place to be determined by the directors. Shareholders meetings are governed by the Articles of the Company but many important shareholder protections are also contained in the Canadian provincial securities laws that are applicable to the Company as a reporting issuer in the Canadian provinces of British Columbia, Alberta and Ontario (“Canadian Securities Laws”) and the British Columbia Corporations Act. Our Articles provide that we will provide at least 21 days' advance written notice of any meeting of shareholders and will provide for certain procedural matters and rules of order with respect to conduct of the meeting. The directors may fix in advance a date, which is no fewer than 21 days prior to the date of the meeting for the purpose of determining shareholders entitled to receive notice of and to attend and vote at a general meeting.

Canadian Securities Law and the British Columbia Corporations Act superimpose requirements that generally provide that shareholders meetings require not less than a 60 day notice period from initial public notice and that we make a thorough advanced search of intermediary and brokerage registered shareholdings to facilitate communication with beneficial shareholders so that meeting proxy and information materials can be sent via the brokerages to unregistered but beneficial shareholders. The form and content of information circulars and proxies and like matters are governed by Canadian Securities Laws and the British Columbia Corporations Act. This legislation specifies the disclosure requirements for the proxy materials and various corporate actions, background information on the nominees for election for director, executive compensation paid in the previous year and full details of any unusual matters or related party transactions. We must hold an annual shareholders meeting open to all shareholders for personal attendance or by proxy at each shareholder's determination.

Most state corporation statutes require a public company to hold an annual meeting for the election of directors and for the consideration of other appropriate matters. The state statutes also include general provisions relating to shareholder voting and meetings. Apart from the timing of when an annual meeting must be held and the percentage of shareholders required to call an annual meeting or an extraordinary meeting, there are generally no material differences between Canadian and United States law respecting annual meetings and extraordinary meetings.

6.	Rights to Own Securities

There are no limitations under our Articles or in the Business Corporations Act on the right of persons who are not citizens of Canada to hold or vote common shares.

7.	Restrictions on Changes in Control, Mergers, Acquisitions or Corporate Restructuring of the Company

Our Articles do not contain any provisions that would have the effect of delaying, deferring or preventing a change of control of the Company. The Company has adopted the shareholder rights plan described below under “Shareholder Rights Plan”.

8.	Ownership Threshold Requiring Public Disclosure

Our Articles do not require disclosure of share ownership. Share ownership of director nominees must be reported annually in proxy materials sent to our shareholders. There are no requirements under British Columbia corporate law to report ownership of our shares but Canadian Securities Laws disclosure of trading by insiders (generally officers, directors and holders of 10% of voting shares) within 5 days of the trade. In addition, Canadian Securities Laws require disclosure of acquisitions of more than 10% of the issued and outstanding shares of the Company by press release and filing of an early warning report within 2 business days of the acquisition. Canadian Securities Laws also require that we disclose in our annual general meeting proxy statement, holders who beneficially own more than 10% of our issued and outstanding shares, and United States federal securities laws require the disclosure in any annual report on Form 20-F that we file of holders who own more than 5% of our issued and outstanding shares.

Most state corporation statutes do not contain provisions governing the threshold above which shareholder ownership must be disclosed. United States federal securities laws require a company that is subject to the reporting requirements of the Securities Exchange Act of 1934 to disclose, in its annual reports filed with the Securities and Exchange Commission those shareholders who own more than 5% of a corporation’s issued and outstanding shares.

9.	Differences in Law between the US and British Columbia

Differences in the law between United States and British Columbia, where applicable, have been explained above within each category.

10.	Changes in the Capital of the Company

There are no conditions imposed by our Notice of Articles or Articles which are more stringent than those required by the Business Corporations Act.

Shareholder Rights

The terms of the Rights granted under the Shareholders Rights Plan are summarized as follows:

Term

The Shareholder Rights Plan (unless terminated earlier) will remain in effect until termination of the annual meeting of shareholders of the Company in 2016 unless the term of the Shareholder Rights Plan is extended beyond such date by resolution of shareholders at such meeting.

Issuance of Rights

Under the Shareholder Rights Plan, one Right was issued by the Company in respect of each common share (a “Voting Share”) outstanding as of the close of business (Vancouver time) (the “Record Time”) on the effective date of May 17, 2013 (the “Effective Date”). “Voting Shares” include the common shares and any other shares of the Company entitled to vote generally in the election of all directors. One Right has been and will also be issued for each additional Voting Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time, subject to the earlier termination or expiration of the Rights as set out in the Shareholder Rights Plan.

As of the Effective Date and the date hereof, the only Voting Shares outstanding were the common shares.

Certificates and Transferability

Prior to the Separation Time, the Rights will be evidenced by a legend imprinted on certificates for common shares issued after the Record Time. Rights are also attached to common shares outstanding on the Effective Date, although share certificates issued prior to the Effective Date will not bear such a legend. Shareholders are not required to return their certificates in order to have the benefit of the Rights. Prior to the Separation Time, Rights will trade together with the common shares and will not be exercisable or transferable separately from the common shares. From and after the Separation Time, the Rights will become exercisable, will be evidenced by Rights Certificates and will be transferable separately from the common shares.

Separation of Rights

The Rights will become exercisable and begin to trade separately from the associated common shares at the “Separation Time” which is generally (subject to the ability of the Board to defer the Separation Time) the close of business on the tenth trading day after the earliest to occur of:

•

a public announcement that a person or group of affiliated or associated persons or persons acting jointly or in concert has become an “Acquiring Person”, meaning that such person or group has acquired Beneficial Ownership (as defined in the Rights Plan) of 20% or more of the outstanding Voting Shares other than as a result of: (i) a reduction in the number of Voting Shares outstanding; (ii) a “Permitted Bid” or “Competing Permitted Bid” (as defined below); (iii) acquisitions of Voting Shares in respect of which the Board has waived the application of the Rights Agreement; (iv) other specified exempt acquisitions and pro rata acquisitions in which shareholders participate on a pro rata basis; or (v) an acquisition by a person of Voting Shares upon the exercise, conversion or exchange of a security convertible, exercisable or exchangeable into a Voting Share received by a person in the circumstances described in (ii), (iii) or (iv) above;

•

the date of commencement of, or the first public announcement of an intention of any person (other than the Company or any of its subsidiaries) to commence a takeover bid (other than a Permitted Bid or a Competing Permitted Bid) where the Voting Shares subject to the bid owned by that person (including affiliates, associates and others acting jointly or in concert therewith) would constitute 20% of more of the outstanding Voting Shares; and

•

the date upon which a Permitted Bid or Competing Permitted Bid ceases to qualify as such. Promptly following the Separation Time, separate certificates evidencing rights (“Rights Certificates”) will be mailed to the holders of record of the Voting Shares as of the Separation Time and the Rights Certificates alone will evidence the Rights.

Rights Exercise Privilege

After the Separation Time, each Right entitles the holder thereof to purchase one common share at an initial “Exercise Price” equal to three times the “Market Price” at the Separation Time. The Market Price is defined as the average of the daily closing prices per share of such securities on each of the 20 consecutive trading days through and including the trading day immediately preceding the Separation Time. Following a transaction which results in a person becoming an Acquiring Person (a “Flip-In Event”), the Rights entitle the holder thereof to receive, upon exercise, such number of common shares which have an aggregate Market Price (as of the date of the Flip-In Event) equal to twice the then Exercise Price of the Rights for an amount in cash equal to the Exercise Price. Essentially, following a Flip-In Event, the Rights entitle the holder thereof to purchase two times the number of common shares that the holder could have otherwise acquired for the same purchase price. In such event, however, any Rights beneficially owned by an Acquiring Person (including affiliates, associates and other acting jointly or in concert therewith), or a transferee of any such person, will be null and void. A Flip-In Event does not include acquisitions approved by the Board or acquisitions pursuant to a Permitted Bid or Competing Permitted Bid.

Permitted Bid Requirements

A bidder can make a takeover bid and acquire Voting Shares without triggering a Flip-In Event under the Rights Plan if the takeover bid qualifies as a Permitted Bid. The requirements of a “Permitted Bid” include the following:

•	the takeover bid must be made by means of a takeover bid circular;

•	the takeover bid is made to all holders of Voting Shares on the books of the Company, other than the offeror;

•

no Voting Shares are taken up or paid for pursuant to the takeover bid unless more than 50% of the Voting Shares held by “independent shareholders” (as defined): (i) shall have been deposited or tendered pursuant to the take-over bid and not withdrawn; and (ii) have previously been or are taken up at the same time;

•

the takeover bid contains an irrevocable and unqualified provision that, no Voting Shares will be taken up or paid for pursuant to the takeover bid prior to the close of business on the date which is not less than 60 days following the date of the takeover bid;

•

the takeover bid contains an irrevocable and unqualified provision that, Voting Shares may be deposited pursuant to such takeover bid at any time during the period of time between the date of the takeover bid and the date on which Voting Shares may be taken up and paid for and any Voting Shares deposited pursuant to the takeover bid may be withdrawn until taken up and paid for; and

•

the takeover bid contains an irrevocable and unqualified provision that, if on the date on which Voting Shares may be taken up and paid for under the takeover bid, more than 50% of the Voting Shares held by Independent Shareholders have been deposited pursuant to the takeover bid and not withdrawn, the offeror will make public announcement of that fact and the takeover bid will remain open for deposits and tenders of Voting Shares for not less than 10 business days from the date of such public announcement.

The Shareholder Rights Plan also allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all of the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days (the minimum period required under Canadian securities laws).

Permitted Lock-Up Agreements

A person will not become an Acquiring Person by virtue of having entered into an agreement (a “Permitted Lock-Up Agreement”) with a Shareholder whereby the Shareholder agrees to deposit or tender Voting Shares to a takeover bid (the “Lock-Up Bid”) made by such person, provided that the agreement meets certain requirements including:

•

the terms of the agreement are publicly disclosed and a copy of the agreement is publicly available not later than the date of the Lock-Up Bid or, if the Lock-Up Bid has not been made prior to the date on which such agreement is entered into, not later than the first business day following the date of such agreement;

•

the holder who has agreed to tender Voting Shares to the Lock-Up Bid made by the other party to the agreement is permitted to terminate its obligation under the agreement, and to terminate any obligation with respect to the voting of such Voting Shares, in order to tender Voting Shares to another takeover bid or to support another transaction where: (i) the offer price or value of the consideration payable under the other takeover bid or transaction is greater than the price or value of the consideration per share at which the holder has agreed to deposit or tender Voting Shares to the Lock-Up Bid, or is greater than a specified minimum which is not more than 7% higher than the price or value of the consideration per share at which the holder has agreed to deposit or tender Voting Shares under the Lock-Up Bid; and (ii) if the number of Voting Shares offered to be purchased under the Lock-Up Bid is less than all of the Voting Shares held by Shareholders (excluding Voting Shares held by the offeror), the number of Voting Shares offered to be purchased under the other takeover bid or transaction (at an offer price not lower than in the Lock-Up Bid) is greater than the number of Voting Shares offered to be purchased under the Lock-Up Bid or is greater than a specified number which is not more than 7% higher than the number of Voting Shares offered to be purchased under the Lock-Up Bid; and

•

no break-up fees, top-up fees, or other penalties that exceed in the aggregate the greater of 2.5% of the price or value of the consideration payable under the Lock-Up Bid and 50% of the increase in consideration resulting from another takeover bid or transaction shall be payable by the holder if the holder fails to deposit or tender Voting Shares to the Lock-Up Bid.

Waiver and Redemption

If a potential offeror does not desire to make a Permitted Bid, it can negotiate with, and obtain the prior approval of, the Board to make a takeover bid by way of a takeover bid circular sent to all holders of Voting Shares on terms which the Board considers fair to all Shareholders. In such circumstances, the Board may waive the application of the Shareholder Rights Plan thereby allowing such bid to proceed without dilution to the offeror. Any waiver of the application of the Shareholder Rights Plan in respect of a particular takeover bid shall also constitute a waiver of any other takeover bid which is made by means of a takeover bid circular to all holders of Voting Shares while the initial takeover bid is outstanding. The Board may also waive the application of the Shareholder Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, provided that the Acquiring Person that inadvertently triggered such Flip-in Event reduces its beneficial holdings to less than 20% of the outstanding Voting Shares within 14 days or such earlier or later date as may be specified by the Board. With the prior consent of the holders of Voting Shares, the Board may, prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to the foregoing, waive the application of the Shareholder Rights Plan to such Flipin Event. The Board may, with the prior consent of the holders of Voting Shares, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right. Rights are deemed to be redeemed following completion of a Permitted Bid, a Competing Permitted Bid or a takeover bid in respect of which the Board has waived the application of the Rights Plan.

Protection against Dilution

The Exercise Price, the number and nature of securities which may be purchased upon the exercise of Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of dividends, subdivisions, consolidations, reclassifications or other changes in the outstanding common shares, pro rata distributions to holders of common shares and other circumstances where adjustments are required to appropriately protect the interests of the holders of Rights.

Exemptions for Investment Advisors

Investment advisors (for client accounts), trust companies (acting in their capacity as trustees or administrators), statutory bodies whose business includes the management of funds (for employee benefit plans, pension plans, or insurance plans of various public bodies) and administrators or trustees of registered pension plans or funds acquiring greater than 20% of the Voting Shares are exempted from triggering a Flip- in Event, provided they are not making, either alone or jointly or in concert with any other person, a takeover bid.

Duties of the Board

The adoption of the Shareholder Rights Plan will not in any way lessen or affect the duty of our board of directors to act honestly and in good faith with a view to the best interests of the Company. Our board, when a takeover bid or similar offer is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

Amendment

We may make amendments to the Shareholder Rights Plan at any time to correct any clerical or typographical error and may make amendments which are required to maintain the validity of the Shareholder Rights Plan due to changes in any applicable legislation, regulations or rules. The Company may, with the prior approval of Shareholders (or the holders of Rights if the Separation Time has occurred), supplement, amend, vary, rescind or delete any of the provisions of the Shareholder Rights Plan.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the ownership and disposition of the common shares of the Company described in this prospectus acquired from a selling shareholder pursuant to an offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the ownership and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the ownership and disposition of common shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the ownership and disposition of common shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership and disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares that is not a partnership (or other “pass-through” entity) for U.S. federal income tax purposes and is not a U.S. Holder. This summary does not address the U.S. federal income tax consequences applicable to non-U.S. Holders arising from the ownership and disposition of common shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the purchase of the common shares pursuant to an offering. and the ownership and disposition of common shares.

Transactions Not Addressed

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of the common shares pursuant to an offering (whether or not any such transactions are undertaken in connection with the purchase of the common shares pursuant to an offering), including, without limitation, the following:

•	any vesting, conversion, assumption, disposition, exercise, exchange, or other transaction involving any rights to acquire common shares, including warrants and options; and

•	any transaction, other than an offering, in which common shares have been issued or are acquired.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the ownership and disposition of common shares by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power, of the outstanding stock of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute “taxable Canadian property” under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the ownership and disposition of the common shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax consequences for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of common shares.

Ownership and Disposition of Common Shares

Distributions on Common Shares

Subject to the “passive foreign investment company” (“PFIC”) rules discussed below (see “Tax Consequences if the Company is a PFIC”), a U.S. Holder that receives a distribution, including a constructive distribution, with respect to common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares will constitute a dividend. Dividends received on the common shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention or its shares are readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common shares sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the common shares have been held for more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. A U.S. Holder’s tax basis in common shares generally will be such U.S. Holder’s U.S. dollar cost for such common shares.

PFIC Status of the Company

If the Company is or becomes a PFIC, the preceding sections of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of common shares. The U.S. federal income tax consequences of owning and disposing of common shares if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, and certain gains from commodities or securities transactions. In determining whether or not it is a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value).

Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company's direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on their proportionate share of (a) any "excess distributions," as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of the Company’s common shares are made.

The Company believes it was a PFIC in one or more prior tax years and, based on current business plans and financial projections, expects to be a PFIC in the current tax year and possibly in subsequent tax years. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder holds common shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such shares. If the Company meets the income test or the asset test for any tax year during which a U.S. Holder owns common shares, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder elects to recognize any unrealized gain in the common shares or makes a timely and effective QEF Election or Mark-to-Market Election.

Under the default PFIC rules:

•

any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of common shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it (together with all other distributions received in the relevant tax year) exceeds 125% of the average annual distribution received during the preceding three years) received on common shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for the common shares;

•	the amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;

•

the amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year;

•	an interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year, which interest charge is not deductible by non-corporate U.S. Holders; and

•	any loss realized on the disposition of the common shares will not be recognized.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the PFIC consequences described above with respect to common shares. In light of adverse consequences of PFIC characterization and the uncertainty as to the Company’s PFIC status, the Company will undertake to provide to any U.S. Holder, upon written request, the information the Company determines is necessary for United States income tax reporting purposes for such investor to make a QEF Election. The Company may elect to provide such information on its website. U.S. Holders should be aware that there can be no assurance that the Company has satisfied or will satisfy the recordkeeping requirements that apply to a QEF or that the Company has supplied or will supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

A timely and effective QEF Election requires a U.S. Holder to include currently in gross income each year its pro rata share of the Company’s ordinary earnings and net capital gains, regardless of whether such earnings and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary earnings or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in the common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of common shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary earnings and net capital gains for the year. In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election will apply. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular circumstances, including if it had a reasonable belief that the Company was not a PFIC and filed a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election for the Company and any Subsidiary PFIC.

A Mark-to-Market Election may be made with respect to stock in a PFIC if such stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable U.S. Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If the common shares are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to its shares. However, there is no assurance that the common shares will be or remain “regularly traded” for this purpose. A Mark-to-Market Election may not be made with respect to the stock of any Subsidiary PFIC because such stock is not marketable. Hence, a Mark-to-Market Election will not be effective to eliminate the application of the default rules of Section 1291 of the Code, described above, with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions with respect to a Subsidiary PFIC.

A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to common shares generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such shares as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such shares as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in the common shares generally will be increased by the amount of ordinary income recognized with respect to such shares. If the U.S. Holder’s adjusted tax basis in the common shares as of the close of a tax year exceeds the fair market value of such shares as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such shares for all prior taxable years. A U.S. Holder’s adjusted tax basis in its common shares generally will be decreased by the amount of ordinary loss recognized with respect to such shares. Any gain recognized upon a disposition of the common shares generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as an ordinary loss to the extent of net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to the common shares.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of common shares may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of common shares, or on the sale or other taxable disposition of common shares, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency.

Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on the common shares, and (b) proceeds arising from the sale or other taxable disposition of common shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 28%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from the dividend withholding tax or otherwise eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amount unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this document is a part, on Form F-3 with the SEC relating to the common shares to be sold by the selling shareholders. This document does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. References herein to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. We also file annual and other reports and other information with the SEC. You may read and copy the registration statement, including the documents incorporated by reference herein, the related exhibits and other material we may file with the SEC, at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov.

Alternately, you may request a copy of these filings, at no cost, by writing or telephoning us at Northern Dynasty Minerals Ltd., Attention: Corporate Secretary, 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1, Tel:(604) 684-6365.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we have filed with the SEC. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

The following documents that we have filed with or furnished to the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus:

•	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on June 9, 2004

•	the description of the share rights issuable under our shareholder rights plan agreement, as amended, contained in our Registration Statement on Form 8-A filed with the SEC on December 21, 2006;

•

our report of foreign issuer on Form 6-K furnished to the SEC on May 30, 2014 and incorporating the Shareholder Rights Plan Agreement between the Company and Computershare Investor Services Inc. dated May 17, 2014;

•	our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on May 15, 2015, as amended by an Amendment No. 1 to Form 20-F filed with the SEC on May 22, 2015;

•

our report of foreign issuer on Form 6-K furnished to the SEC on September 14, 2015 and incorporating our notice of meeting and management information circular dated June 8, 2015 distributed in connection with the annual and special meeting of shareholders of the Company held on July 7, 2015;

•	our report of foreign issuer on Form 6-K furnished to the SEC on May 26, 2015 and incorporating:

(i)	our unaudited condensed consolidated interim financial statements and the notes thereto for the three months ended March 31, 2015; and

(ii)	our associated management’s discussion and analysis for the three month period ended March 31, 2015;

•	our report of foreign issuer on Form 6-K furnished to the SEC on August 19, 2015 and incorporating:

(i)	our unaudited condensed consolidated interim financial statements and the notes thereto for the three and six months ended June 30, 2015; and

(ii)	our associated management’s discussion and analysis for the three and six month period ended June 30, 2015;

•	our report of foreign issuer on Form 6-K furnished to the SEC on February 3, 2015 and incorporating our material change report dated January 19, 2015;

•	our report of foreign issuer on Form 6-K furnished to the SEC on October 8, 2015 and incorporating our material change report dated September 21, 2015; and

•	our report of foreign issuer on Form 6-K furnished to the SEC on October 9, 2015 including all exhibits thereto associated with the Cannon Point acquisition.

In addition, we are incorporating by reference all subsequent annual reports filed by us on Form 20-F or Form 40-F that we file with the SEC pursuant to the Exchange Act prior to the termination of the offering. In addition, we may incorporate by reference any Form 6-K that we furnish to the SEC subsequent to the date of this Prospectus by stating in those Form 6-K’s that they are being incorporated by reference into this Prospectus. If, subsequent to the date of this Prospectus, we become obligated to file annual reports with the SEC on Form 10-K, we are also incorporating by reference all such annual reports on Form 10-K and all filings on Form 10-Q and Form 8-K that we file with the SEC pursuant to the Exchange Act prior to the termination of the offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

You may request a copy of any of the documents incorporated herein by reference without charge by writing or telephoning our Corporate Secretary as the following address and phone number:

Northern Dynasty Minerals Ltd.
Attention: Corporate Secretary
15th Floor, 1040 West Georgia Street
Vancouver, British Columbia V6E 4H1
Telephone: 604-684-6365

INTERESTS OF EXPERTS

None.

EXPERTS

Information relating to the Company’s mineral properties incorporated by reference in this prospectus has been derived from the “2014 Technical Report on the Pebble Project, Southwest Alaska, USA” by J. David Gaunt, P.Geo., James Lang, P.Geo., Eric Titley, P.Geo., and Ting Lu, P.Eng., effective date December 31, 2014 (the “Pebble Property Report”) which has been prepared by the Qualified Persons named below and this information has been included in reliance on the expertise of these Qualified Persons:

•	J. David Gaunt, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

•	James Lang, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

•	Eric Titley, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report; and

•	Ting Lu, P.Eng., an independent Qualified Person, who co-authored the Pebble Project Report.

None of the experts listed above has received or will receive a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. The Company understands that, after reasonable inquiry and as at the date hereof, the experts listed above as a group, beneficially own, directly or indirectly, less than one percent of the outstanding common shares of the Company.

The Company’s consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2014, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, (which reports (1) expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a material uncertainty that casts substantial doubt about the Company’s ability to continue as a going concern and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Pebble Limited Partnership (“Pebble”) incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report, which is incorporated herein by reference, (which reports expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a material uncertainty which raises substantial doubt about Pebble’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The law firm of McMillan LLP has acted as the Company’s legal counsel by providing an opinion on the validity of the common shares offered by this prospectus. In addition, certain legal matters in connection with the common shares offered by this prospectus will be passed upon by McMillan LLP. As at the date hereof, the partners and associates of McMillan LLP, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding common shares of the Company.

ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

PROSPECTUS

NORTHERN DYANSTY MINERALS LTD.

14,966,589 COMMON SHARES
______________, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, an individual who:

•	is or was a director or officer of the Registrant,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, order the Registrant to indemnify the eligible party or to pay the eligible party’s expenses, despite Sections 160 to 163 of the Act.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

Under the articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify a director or former director of the Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles. The failure of a director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.

Under the articles of the Registrant, the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer or person who holds or held an equivalent position.

Underwriters, dealers or agents who participate in a distribution of securities registered hereunder may be entitled under agreements to be entered into with the Registrant to indemnification by the Registrant against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Item 9. Exhibits

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit	Description
No.

2.1	Arrangement Agreement between Northern Dynasty Minerals Ltd. and Cannon Point Resources Ltd., dated August 31, 2015(1)

4.1	Form of Subscription Agreement for Special Warrants(2)

4.2	Form of Subscription Agreement for Special Warrants(2)

4.3	Form of Registration Rights Agreement(2)

4.4	Form of Special Warrant Certificate(2)

4.5	Form of Special Warrant Certificate(2)

5.1	Legal Opinion of McMillan LLP(2)

23.1	Consent of Deloitte LLP(3)

23.2	Consent of Deloitte & Touche LLP(3)

23.3	Consent of McMillan LLP(4)

23.4	Consent of J. David Gaunt, P.Geo.(2)

23.5	Consent of James Lang, P.Geo.(2)

23.6	Consent of Eric Titley, P.Geo.(2)

23.7	Consent of Ting Lu, P.Eng.(2)

24.1	Powers of Attorney (included on signature pages hereto)

(1)	Filed as an exhibit to our report of foreign issuer on Form 6-K filed with the SEC on October 9, 2015 and incorporated herein by reference.
(2)	Filed as an exhibit to our registration statement on Form F-3 filed on October 16, 2015.
(3)	Filed as an exhibit to this Amendment No. 1 to registration statement on Form F-3.
(4)	Included in Exhibit 5.1

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in the form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1993 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

i.

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section I5(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, Canada, on November 10, 2015.

NORTHERN DYNASTY MINERALS LTD.

By:	/s/ Ronald Thiessen
RONALD THIESSEN
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Marchand Snyman
MARCHAND SNYMAN
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald Thiessen and Marchand Snyman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Per:	/s/ Ronald Thiessen
RONALD THIESSEN
President and Chief Executive Officer and Director
(Principal Executive Officer)
Dated: November 10, 2015

Per:	/s/ Marchand Snyman
MARCHAND SNYMAN
Chief Financial Officer and Director
(Principal Financial Officer)
Dated: November 10, 2015

Per:	/s/ Robert Dickinson
ROBERT DICKINSON
Executive Chairman and Director
Dated: November 10, 2015

Per:	/s/ Scott Cousens
SCOTT COUSENS
Director
Dated: November 10, 2015

Per:	/s/ Gordon Fretwell
GORDON FRETWELL
Director
Dated: November 10, 2015

Per:	/s/ Russell Hallbauer
RUSSELL HALLBAUER
Director
Dated: November 10, 2015

Per:	/s/ Wayne Kirk
WAYNE KIRK
Director
Dated: November 10, 2015

Per:	/s/ Peter Mitchell
PETER MITCHELL
Director
Dated: November 10, 2015

Per:	/s/ Kenneth Pickering
KENNETH PICKERING
Director
Dated: November 10, 2015

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States for Northern Dynasty Minerals Ltd., has signed this registration statement in Anchorage, Alaska, on November 10, 2015.

PEBBLE EAST CLAIMS CORPORATION

By:	/s/ Ronald Thiessen
Name: RONALD THIESSEN
Title: Director

EXHIBIT INDEX

Exhibit	Description
No.

2.1	Arrangement Agreement between Northern Dynasty Minerals Ltd. and Cannon Point Resources Ltd., dated August 31, 2015(1)

4.1	Form of Subscription Agreement for Special Warrants(2)

4.2	Form of Subscription Agreement for Special Warrants(2)

4.3	Form of Registration Rights Agreement(2)

4.4	Form of Special Warrant Certificate(2)

4.5	Form of Special Warrant Certificate(2)

5.1	Legal Opinion of McMillan LLP(2)

23.1	Consent of Deloitte LLP (3)

23.2	Consent of Deloitte & Touche LLP (3)

23.3	Consent of McMillan LLP (4)

23.4	Consent of J. David Gaunt, P.Geo.(2)

23.5	Consent of James Lang, P.Geo.(2)

23.6	Consent of Eric Titley, P.Geo.(2)

23.7	Consent of Ting Lu, P.Eng.(2)

24.1	Powers of Attorney (included on signature pages hereto)

(1)	Filed as an exhibit to our report of foreign issuer on Form 6-K filed with the SEC on October 9, 2015 and incorporated herein by reference.
(2)	Filed as an exhibit to our registration statement on Form F-3 filed on October 16, 2015.
(3)	Filed as an exhibit to this Amendment No. 1 to registration statement on Form F-3.
(4)	Included in Exhibit 5.1